Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Company Contact:	Robert B. McKnight, Jr. Chairman & CEO Steven L. Brink Chief Financial Officer (714) 889-2200

	Investor Relations:	James Palczynski/Chad A. Jacobs Integrated Corporate Relations (203) 222-9013

QUIKSILVER, INC. REPORTS 2003 THIRD QUARTER OPERATING RESULTS

— Consolidated Revenues Increase 44% —
— Earnings Per Share increase 17% to $0.21 —
— Holiday Bookings Increase 11% —

     HUNTINGTON BEACH, CALIFORNIA, SEPTEMBER 10, 2003 — Quiksilver, Inc. (NYSE:ZQK), today announced operating results for the third quarter ended July 31, 2003.

     Consolidated revenues for the third quarter of fiscal 2003 increased 44% to $251.5 million as compared to fiscal 2002 third quarter consolidated revenues of $175.0 million. Consolidated net income for the third quarter of fiscal 2003 was $11.9 million as compared to $8.8 million. Third quarter, fully diluted earnings per share was $0.21 versus $0.18 for the third quarter of fiscal 2002.

     Robert B. McKnight, Jr., Chairman of the Board and Chief Executive Officer of Quiksilver, commented, “We were pleased with our results for the quarter which were primarily driven by a strong increase in sales and significant gross margin expansion. Our financial performance reflects the vitality of our brands and an ongoing commitment to develop the best product in the marketplace.”

     Revenues in the Americas increased 28% during the third quarter of fiscal 2003 to $137.4 million as compared to fiscal 2002 third quarter revenues of $107.3 million. As measured in U.S. dollars and reported in the financial statements, European revenues increased 41% during the third quarter of fiscal 2003 to $93.9 million as compared to fiscal 2002 third quarter European revenues of $66.6 million. As measured in euros, European revenues increased 16% for those same periods. Excluding the newly added Asia/Pacific division and in constant dollars, overall Holiday bookings increased 11% over the previous year.

-more-

2003 Third Quarter
September 10, 2003 – Page 2

     Mr. McKnight continued, “Holiday bookings were solid, up 11% on a consolidated basis. In the Americas, we were up 9%, and in Europe, we were up 14%. And the initial feedback on next year’s product is also good. We’ve just come off of a very encouraging round of trade shows, and the response from both our sales force and our customers has been excellent regarding our Spring lines.”

     Consolidated inventories increased 71% to $159.5 million at July 31, 2003 from $93.3 million at July 31, 2002. Consolidated trade accounts receivable increased 32% to $217.9 million at July 31, 2003 from $165.7 million at July 31, 2002. Inventories in the Americas and Europe grew 45% on a constant dollar basis with the new Asia/Pacific division accounting for the balance of the growth. Accounts receivable grew more slowly than sales as average days sales outstanding decreased about seven days.

     Bernard Mariette, President of Quiksilver Inc., commented, “I truly believe that our company has never been stronger in terms of design, merchandising, marketing and execution. Our solid performance is the result of continued market share gains, which reflects our ability to deliver fresh, trend-right products that are embraced by our core customers around the world. We move forward with positive momentum and remain focused on executing a strategy that will allow us to continue to deliver superior performance.”

     Mr. McKnight concluded, “Our ability to continue to post strong results despite the ongoing challenges in the retail environment is a testament to our diversified portfolio of leading lifestyle brands, disciplined execution of our key strategies and ongoing dedication to becoming the dominant lifestyle company for the global youth market. Our multi-brand, multi-channel, multi-country approach to our business sets us apart from our competition and offers us significant growth opportunities into the future.”

2003 Third Quarter
September 10, 2003 – Page 3

About Quiksilver:

     Quiksilver designs, produces and distributes clothing, accessories and related products for young-minded people and develops brands that represent a casual lifestyle-driven from a boardriding heritage. Quiksilver’s authenticity is evident in its innovative products, events and retail environments across the globe.

     Quiksilver’s primary focus is apparel for young men and young women under the Quiksilver, Roxy, Raisins, and Radio Fiji labels. Quiksilver also manufactures apparel for boys (Quiksilver Boys and Hawk Clothing), girls (Roxy Girl, Teenie Wahine and Raisins Girls), men (Quiksilveredition and Fidra) and women (Leilani swimwear), as well as snowboards, snowboard boots and bindings under the Lib Technologies, Gnu, Supernatural Mfg. and Bent Metal labels. Quiksilver’s products are sold throughout the world, primarily in surf shops and specialty stores that provide an authentic retail experience for our customers.

Safe Harbor Language

This Press Release contains forward-looking statements. These forward-looking statements are subject to risks and uncertainties, and actual results may differ materially. Please refer to Quiksilver’s SEC filings for more information on the risk factors that could cause actual results to differ materially from expectations, specifically the section titled “Forward Looking Statements” in Quiksilver’s Annual Report on Form 10-K.

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NOTE: For further information about Quiksilver, Inc., you are invited to take a look at our world at http://www.quiksilver.com, http://www.roxy.com, http://www.fidragolf.com, and http://www.quiksilveredition.com

2003 Third Quarter
September 10, 2003 – Page 4

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended July 31,

In thousands, except per share amounts	2003	2002

Revenues	$251,498	$175,044
Cost of goods sold	144,369	104,691

Gross profit	107,129	70,353
Selling, general and administrative expense	85,684	53,835

Operating income	21,445	16,518
Interest expense	2,232	2,039
Foreign currency loss	801	234
Other expense	146	108

Income before provision for income taxes	18,266	14,137
Provision for income taxes	6,348	5,292

Net income	$11,918	$8,845

Net income per share	$0.22	$0.19

Net income per share, assuming dilution	$0.21	$0.18

Weighted average common shares outstanding	55,077	47,054

Weighted average common shares outstanding, assuming dilution	57,567	49,364

2003 Third Quarter
September 10, 2003 – Page 5

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Nine Months Ended July 31,

	2003	2002

Revenues	$705,788	$509,426
Cost of goods sold	398,568	308,554

Gross profit	307,220	200,872
Selling, general and administrative expense	235,483	152,587

Operating income	71,737	48,285
Interest expense	6,455	6,754
Foreign currency loss	1,616	596
Other expense	410	323

Income before provision for income taxes	63,256	40,612
Provision for income taxes	22,140	15,218

Net income	$41,116	$25,394

Net income per share	$0.76	$0.54

Net income per share, assuming dilution	$0.73	$0.52

Weighted average common shares outstanding	53,827	46,692

Weighted average common shares outstanding, assuming dilution	56,244	48,696

2003 Third Quarter
September 10, 2003 – Page 6

CONSOLIDATED BALANCE SHEETS (Unaudited)

	July 31, 2003	October 31, 2002

Amounts in thousands
ASSETS
Current assets:
Cash and cash equivalents	$49,363	$2,597
Trade accounts receivable, less allowance for doubtful accounts of $8,758 (2003) and $6,667 (2002)	217,924	168,237
Other receivables	9,425	7,415
Inventories	159,493	95,872
Prepaid expenses and other current assets	29,224	20,708

Total current assets	465,429	294,829
Property and equipment, net	93,108	73,182
Intangibles, net	65,770	51,134
Goodwill	98,917	26,978
Other assets	7,700	4,466

Total assets	$730,924	$450,589

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities:
Lines of credit	$112,476	$32,498
Accounts payable	89,798	47,279
Accrued liabilities	39,518	40,137
Current portion of long-term debt	7,999	10,680
Income taxes payable	10,678	3,717

Total current liabilities	260,469	134,311
Long-term debt	50,429	43,405
Deferred income taxes	1,610	—

Total liabilities	312,508	177,716
Stockholders’ equity:
Preferred stock	—	—
Common stock	568	247
Additional paid-in capital	152,770	66,769
Treasury stock	(6,778)	(6,778)
Retained earnings	260,154	219,038
Accumulated other comprehensive income(loss)	11,702	(6,403)

Total stockholders’ equity	418,416	272,873

Total liabilities & stockholders’ equity	$730,924	$450,589

2003 Third Quarter
September 10, 2003 – Page 7

Information related to geographic segments is as follows:

	Three Months Ended July 31,

Amounts in thousands	2003	2002

Revenues:
Americas	$137,366	$107,316
Europe	93,852	66,646
Asia/Pacific	19,775	—
Corporate Operations	505	1,082

	$251,498	$175,044

Gross Profit:
Americas	$52,048	$39,698
Europe	45,612	29,573
Asia/Pacific	8,964	—
Corporate Operations	505	1,082

	$107,129	$70,353

SG&A Expense:
Americas	$38,354	$29,390
Europe	33,863	21,939
Asia/Pacific	8,340	—
Corporate Operations	5,127	2,506

	$85,684	$53,835

Operating Income:
Americas	$13,694	$10,308
Europe	11,749	7,634
Asia/Pacific	624	—
Corporate Operations	(4,622)	(1,424)

	$21,445	$16,518